UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East
Batesville, Indiana		47006-8835
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On November 16, 2004, the Company announced its earnings for the fourth quarter and fiscal year ended September 30, 2004. This announcement is more fully described in the press release filed as Exhibit 99 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

     This information is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     The Company uses non-GAAP financial measures, such as adjusted net income and diluted earnings per share. Non-GAAP financial measures differ from financial statements reported in conformity with U.S. generally accepted accounting principles (GAAP). Non-GAAP financial measures were used in comparing earnings and earnings per share for the fourth quarter and fiscal year ended September 30, 2004, to comparable periods in 2003 and 2002.

     Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The Company’s earnings guidance is also presented excluding special items.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibit.

99	Press release dated November 16, 2004 issued by the Company.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE: November 18, 2004	BY:	/S/ Scott K. Sorensen Scott K. Sorensen Vice President and Chief Financial Officer

DATE: November 18, 2004	BY:	/S/ Gregory N. Miller Gregory N. Miller Vice President - Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99	Press release dated November 16, 2004 issued by the Company.

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